Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$71,974,720
Unrealized Gain (Loss) on Market Value of Futures	29,338,400
Dividend Income	203,637
Interest Income	1,900,102
ETF Transaction Fees	28,000
Total Income (Loss)	$103,444,859

Expenses
General Partner Management Fees	$878,160
Professional Fees	308,514
Brokerage Commissions	322,611
Non-interested Directors' Fees and Expenses	17,232
Prepaid Insurance Expense	12,328
NYMEX License Fee	29,272
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,597,709
Net Income (Loss)	$101,847,150

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$2,308,722,187
Additions (18,000,000 Shares)	188,344,824
Withdrawals (31,900,000 Shares)	(336,199,714)
Net Income (Loss)	101,847,150

Net Asset Value End of Month	$2,262,714,447
Net Asset Value Per Share (207,200,000 Shares)	$10.92

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612